UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2010

CREDIT ONE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

80 Wall Street, Suite 818, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	212-809-1200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On October 29, 2010, Credit One Financial, Inc. (the “Company”) held its 2010 annual meeting of stockholders. The stockholders (i) elected the Company’s nominee for a director, (ii) approved the Company’s amendment to the Company’s Articles of Incorporation to effect an one-for-fifty reverse stock split of its issued and outstanding common stock, and (iii) ratified the appointment of Moss, Krusick & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The votes cast with respect to each matter are set forth below.

(1)

   Election of Dicky Cheung to serve as director for one-year term or until his successor is duly elected and qualified, or until his earlier resignation or removal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,053,706	4,620,000	591,411	144,431

(2)

  Approval of an amendment to the Company’s Articles of Incorporation to effect an one-for-fifty reverse stock split of its issued and outstanding common stock, $0.001 par value per share.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,119,688	1,000	144,428	144,431

(3)

   Ratification of the appointment of Moss, Krusick & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions
73,120,689	-0-	144,428

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ONE FINANCIAL, INC.

/s/ Dicky Cheung
Dicky Cheung
President and Chief Executive Officer
Date: November 2, 2010